Exhibit 99.1

1400 Union Meeting Road
Blue Bell, PA 19422
Phone: 215-619-2700

Shareholder Contacts:
Ian J. Harvie of C&D: 215-619-7835
Joseph Hassett of Gregory FCA, for C&D: 610-228-2110

C&D Technologies Reports Second Quarter Fiscal 2010 Results

Volume Growth Drives Sequential Improvement in Both Revenues and Gross Margins

Cash Flow from Operating Activities of $1.9 million in the Second Quarter

BLUE BELL, Pa., September 8, 2009 /PRNewswire-FirstCall/ — C&D Technologies, Inc. (NYSE: CHP - News), a leading North American producer and marketer of electrical power storage and conversion systems used in telecommunications, uninterruptable power supply systems, utility and other high reliability applications, today announced financial results for the fiscal 2010 second quarter, ended July 31, 2009.

For the second quarter, the Company’s reported revenues rose 11.9% sequentially to $82.4 million, driven by an eight percent sequential increase in volumes. In the second quarter of fiscal 2009, revenues were $92.5 million, reflecting the impact of higher commodity costs on revenues.

For the second quarter, the Company reported a net loss of $5.6 million or ($0.21) per diluted share compared to a net loss of $9.8 million or ($0.37) per share in the first quarter of the current fiscal year. In the year ago period, the Company reported a net loss of $1.4 million or ($0.06) per diluted share. Cash flow from operations for the quarter was $1.9 million. Results in the current quarter include approximately $800,000 of non-cash interest expense related to the first quarter adoption of new accounting standards governing the accounting for the Company’s convertible notes, as well as approximately $500,000 of non-cash tax charges front-end phased based on the Company’s full year earnings forecast.

Dr. Jeffrey A. Graves, President and CEO, said, “We achieved solid progress this quarter, generating positive operating cash flow, increasing volumes, and expanding margins, which led to improving bottom line performance for the second consecutive quarter. Having effectively reduced our net loss by nearly half compared to the first quarter, we remain on pace to achieve our goal of profitability in the second half of this year. The sequential top line growth in the second quarter was primarily volume driven, indicative of market share gains as we benefited from traction with our new product introductions and momentum in Asia. Overall volumes in this quarter were up one percent compared to the second quarter a year ago. Margins also showed a strong sequential improvement primarily from elimination of prior period commodity hedge losses, the leverage achieved through additional sales volume, as well as contribution from an improving product mix reflective of an increasing proportion of revenue generated from redesigned products introduced in the last year. We believe these same factors will be the principal contributors to improving margin and earnings performance in the next few quarters. While certain of our markets remain quite soft, particularly the UPS (“Uninterruptable Power Supply”) industry, we are encouraged by the stabilization of our end markets this quarter, and remain excited about the growth prospects of our new products, geographic expansion opportunities, and the ability to lever this momentum into better returns for our shareholders through our various productivity and efficiency initiatives.”

In the second quarter, gross margins rose to 12.1 percent, a significant sequential improvement from 7.3 percent in the first quarter of the current fiscal year. The sequential improvement in gross margins in the quarter is attributable to elimination of commodity hedge losses, an increase in volume and improved product mix. A year ago, the gross margin was 14.5 percent. Prior year margins benefited from lower tolled lead costs.

Selling, general and administrative costs in the quarter were up $870,000 on a sequential basis due primarily to additional sales commissions accompanying higher sales levels, investments in selling infrastructure in Asia and an increase in expenses that generally fluctuate in direct relationship to volume changes, including warranty reserves. Compared to the year ago quarter, selling, general and administrative expense in the current quarter was marginally lower.

Dr. Graves concluded, “The stabilization and development of North American markets we first observed in the late Spring continues. Telecommunications is showing signs of rebounding following significant declines from 2008 peaks. The energy and infrastructure markets have remained consistent, while demand in the UPS market continues to be very soft driven by the lack of large capital-intensive data center projects in North America. From a sales standpoint, our ‘True Front AccessTM’ telecom product is experiencing growing demand in the marketplace, and we have recently introduced our True Front Access technology in a new UPS product range, shipping our first order this summer. Customer reception has been positive and with these new product offerings we are well positioned for growth looking forward. With the proportion of revenues from True Front Access technology on the rise, we’ll also be considering adding new capacity to meet the demand requirements we see in the quarters ahead.”

Dr. Graves continued, “In China, the market remains robust in all segments, relative to North America and Europe. With success in the establishment of our Chinese engineering team early this year, we will shortly be announcing one of our largest new product launches in the history of our company, introducing an extensive line of newly designed advanced products for Asia focused primarily on the regions very large and fast growing telecommunications market, as well as the UPS market. Having expanded our sales infrastructure in Asia over the last two quarters, we are now anticipating consistent and accelerating volume growth in our new Shanghai plant in the coming quarters. The strategies we have developed to more aggressively pursue growth opportunities in new geographies and in adjacent markets in North America, are now gaining meaningful traction and enabling us to realize our vision of achieving and sustaining profitability for our shareholders.”

Conference call:

C&D management will host a conference call to discuss these financial results on September 8, 2009 at 10 a.m. Eastern Daylight Time. Those parties interested in participating in the conference call via telephone should dial 706-679-4521 and enter conference ID number 28487303. A telephone replay of the conference call will begin immediately following the call and will be available through September 22, 2009 at midnight Eastern Daylight Time. To access the rebroadcast, please dial 800-642-1687 (706-645-9291 for international callers) and enter code 28487303. A webcast of the conference call will also be available at http://www.cdtechno.com.

About C&D Technologies:

C&D Technologies, Inc. provides solutions and services for the switchgear and control (utility), telecommunications, and uninterruptible power supply (UPS), as well as emerging markets such as solar power. C&D Technologies’ engineers, manufactures, sells and services fully integrated reserve power systems for regulating and monitoring power flow and providing backup power in the event of primary power loss until the primary source can be restored. C&D Technologies’ unique ability to offer complete systems, designed and produced to high technical standards, sets it apart from its competition. C&D Technologies is headquartered in Blue Bell, PA. For more information about C&D Technologies, visit http://www.cdtechno.com.

Forward-looking Statements:

This press release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934), which are based on management’s current expectations and are subject to uncertainties and changes in circumstances. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Factors that appear with the forward- looking statements, or in the company’s Securities and Exchange Commission filings (including without limitation the company’s annual report on Form 10-K for the fiscal year ended January 31, 2009, or the quarterly and current reports filed on Form 10-Q and Form 8-K thereafter), could cause the company’s actual results to differ materially from those expressed in any forward- looking statements made herein, including but not limited to our ability to implement and fund business strategies based on current liquidity; our substantial debt and debt service requirements; litigation proceedings to which we are subject; our exposure to fluctuations in interest rates on our variable debt; the realization of the tax benefits of our net operating loss carry forwards; the fact that lead experiences significant fluctuations in market price; our ability to successfully pass along increased material costs to our customers; failure of our customers to renew supply agreements; competitiveness of the battery markets; political, economic and social changes, or acts of terrorism or war; successful collective bargaining with our unionized workforce; risks involved in our foreign operations; our ability to maintain and generate liquidity to meet our operating needs; the possibility of additional impairment charges; our ability to acquire goods and services and/or fulfill labor needs at budgeted costs; economic conditions or market changes in certain market sectors in which we conduct business; uncertainty in financial markets; our ability to stay listed on a national securities exchange; our success or timing of new product development; impact of any changes in our management; changes in our product mix; success of productivity initiatives; costs of our compliance with environmental laws and regulations and resulting liabilities; and our ability to protect our proprietary intellectual property and technology. Any forward-looking statements should be considered in light of these factors. The Company undertakes no obligation to publicly release any forward-looking information to reflect anticipated or unanticipated events or circumstances after the date of this document.

C&D TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

(UNAUDITED)

	Three months ended July 31,		Six months ended July 31,
	2009	2008¹	2009	2008¹
NET SALES	$82,434	$92,485	$156,099	$186,261
COST OF SALES	72,431	79,038	140,751	159,122

GROSS PROFIT	10,003	13,447	15,348	27,139
OPERATING EXPENSES:
Selling, general and administrative expenses	10,111	10,365	19,353	20,020
Research and development expenses	1,799	1,703	3,677	3,394

OPERATING (LOSS) INCOME	(1,907)	1,379	(7,682)	3,725

Interest expense, net	2,916	3,007	5,840	5,974
Other (income) expense, net	(208)	75	(34)	(298)

LOSS BEFORE INCOME TAXES	(4,615)	(1,703)	(13,488)	(1,951)
Income tax provision (benefit)	1,076	(122)	2,172	12

NET LOSS	(5,691)	(1,581)	(15,660)	(1,963)
Net loss attributable to noncontrolling interests	(75)	(147)	(286)	(405)

NET LOSS ATTRIBUTABLE TO C&D TECHNOLOGIES, INC.	$(5,616)	$(1,434)	$(15,374)	$(1,558)

Loss per share:
Basic and Diluted:	$(0.21)	$(0.06)	$(0.58)	$(0.06)

¹	Certain items have been adjusted on these statements to reflect changes as required to present retroactive adoption of new accounting standards, Statement of Financial Accounting Standards No. 160, “Non-controlling interests in Consolidated Financial Statements – an amendment of Accounting Research Bulletin No. 51”, FASB Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments that May be Settled in Cash Upon Conversion (Including Partial Cash Settlements)” and restatement of prior quarterly information.

C&D TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

(UNAUDITED)

	July 31, 2009	January 31, 2009¹
ASSETS
Current assets:
Cash and cash equivalents	$2,883	$3,121
Restricted cash	58	906
Accounts receivable, less allowance for doubtful accounts of $912 and $775	53,230	55,852
Inventories	61,384	61,128
Prepaid taxes	979	927
Other current assets	1,361	1,110
Assets held for sale	500	500

Total current assets	120,395	123,544
Property, plant and equipment, net	86,774	85,055
Deferred income taxes	626	626
Intangible and other assets, net	14,134	14,729
Goodwill	59,963	59,961

TOTAL ASSETS	$281,892	$283,915

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$8,859	$5,881
Accounts payable	37,254	32,396
Accrued liabilities	12,741	13,018
Deferred income taxes	1,493	1,492
Other current liabilities	4,042	8,267

Total current liabilities	64,389	61,054
Deferred income taxes	12,506	10,972
Long-term debt	111,910	107,637
Other liabilities	39,400	39,349

Total liabilities	228,205	219,012

Stockholders’ equity:
Common stock, $.01 par value, 75,000,000 shares authorized; 29,228,213 and 29,162,101 shares issued and 26,302,775 and 29,266,755 outstanding at July 31, 2009 and January 31, 2009, respectively	292	292
Additional paid-in capital	96,366	95,724
Treasury stock, at cost, 2,925,438 and 2,895,346 shares, respectively	(40,091)	(40,035)
Accumulated other comprehensive loss	(41,884)	(45,733)
Retained earnings	27,830	43,204

Total stockholders’ equity attributable to C&D Technologies, Inc.	42,513	53,452
Noncontrolling interest	11,174	11,451

Total stockholders’ equity	53,687	64,903

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$281,892	$283,915

¹	Certain items have been adjusted on these statements to reflect changes as required to present retroactive adoption of new accounting standards, Statement of Financial Accounting Standards No. 160, “Non-controlling interests in Consolidated Financial Statements – an amendment of Accounting Research Bulletin No. 51”, and FASB Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments that May be Settled in Cash Upon Conversion (Including Partial Cash Settlements)”.

C&D TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(UNAUDITED)

	Six months ended July 31,
	2009	2008¹
Cash flows from operating activities:
Net loss	$(15,660)	$(1,963)
Adjustments to reconcile net loss to net cash provided by operating activities:
Share-based compensation	618	378
Depreciation and amortization	6,309	6,009
Amortization of debt acquisition and discount costs	2,373	2,271
Annual retainer to Board of Directors paid by the issuance of common stock	24	190
Deferred income taxes	1,536	327
Changes in assets and liabilities:
Accounts receivable	3,520	3,333
Inventories	162	14,894
Other current assets	(469)	(452)
Accounts payable	4,974	(16,116)
Accrued liabilities	(447)	(1,486)
Income taxes payable	166	(1,244)
Other current liabilities	(2,298)	(221)
Other liabilities	1,711	501
Other long-term assets	(86)	(60)
Other, net	821	(92)

Net cash provided by continuing operating activities	3,254	6,269
Net cash used in discontinued operating activities	(1,534)	(3,063)

Net cash provided by operating activities	1,720	3,206

Cash flows from investing activities:
Acquisition of property, plant and equipment	(7,763)	(8,548)
Proceeds from disposal of property, plant and equipment	15	483
Decrease in restricted cash	848	2,638

Net cash used in investing activities	(6,900)	(5,427)

Cash flows from financing activities:
Borrowings on line of credit facility	55,851	52,186
Repayments on line of credit facility	(53,981)	(52,186)
Repayment of debt	(14)	—
Proceeds from new borrowings	3,021	—
Increase in overdrafts	17	18
Proceeds from the exercise of stock options	—	238
Purchase of treasury stock	(56)	(115)

Net cash provided by financing activities	4,838	141

Effect of exchange rate changes on cash and cash equivalents	104	111

Decrease in cash and cash equivalents	(238)	(1,969)
Cash and cash equivalents, beginning of period	3,121	6,536

Cash and cash equivalents, end of period	$2,883	$4,567

¹	Certain items have been adjusted on these statements to reflect changes as required to present retroactive adoption of new accounting standards, Statement of Financial Accounting Standards No. 160, “Non-controlling interests in Consolidated Financial Statements – an amendment of Accounting Research Bulletin No. 51”, FASB Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments that May be Settled in Cash Upon Conversion (Including Partial Cash Settlements)” and restatement of prior quarterly information.